Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-138522, 333-123647, 333-117999, 333-66020 and 333-66024) and Post-Effective Amendment No. 10 to Form S-8 (File No. 2-55836) of Tasty Baking Company and subsidiaries of our report dated April 11, 2011 relating to the financial statements and financial statement schedule,  which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 11, 2011